Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Energy XXI Gulf Coast, Inc. (“Gulf Coast”) of our report dated August 27, 2013 with respect to the consolidated financial statements of Gulf Coast as of June 30, 2013 and 2012, and for each of the three fiscal years in the period ended June 30, 2013, which appears in Energy XXI (Bermuda) Limited’s (“Energy XXI”) Current Report on Form 8-K filed on August 27, 2013, and of our reports dated August 21, 2013, with respect to the consolidated financial statements of Energy XXI and subsidiaries as of June 30, 2013 and 2012, and for each of the three fiscal years in the period ended June 30, 2013, and to the effectiveness of Energy XXI and subsidiaries’ internal control over financial reporting as of June 30, 2013, which appear in the Annual Report on Form 10-K of Energy XXI for the year ended June 30, 2013.

We also consent to the references to our firm under the heading “Experts” in such Registration Statement.

/s/ UHY LLP

Houston, Texas

October 18, 2013